UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 31, 2024, ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen” or the “Company”), held a virtual special meeting of shareholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission on January 2, 2024.

As of the close of business on December 29, 2023, the record date for the shareholders entitled to vote at the Special Meeting, there were a total of 279,354,016 shares of Common Stock of the Company, par value $.01 per share (“Company Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 214,520,526 shares of Company Common Stock, representing approximately 76% of the total shares of Company Common Stock outstanding and entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

Proposal 1: Proposal to approve the Agreement and Plan of Merger, dated November 30, 2023 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ImmunoGen, AbbVie Inc., a Delaware corporation (“AbbVie”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub.

Set forth below are the voting results for the proposal to approve the Merger Agreement, which was approved by the Company’s shareholders:

Votes Cast For	Votes Cast Against	Abstentions
208,162,925	3,052,370	3,305,231

Proposal 2: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Set forth below are the voting results for the Compensation Proposal, which was not approved by the Company’s shareholders on a non-binding, advisory basis:

Votes Cast For	Votes Cast Against	Abstentions
89,631,125	120,475,005	4,414,396

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). As there were sufficient votes from the Company’s shareholders to approve the Merger Agreement, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s shareholders.

The completion of the Merger remains subject to the satisfaction of other closing conditions, including the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024

ImmunoGen, Inc.

By:	/s/ Daniel S. Char
Name:	Daniel S. Char
Title:	Senior Vice President, Chief Legal Officer